Exhibit 99.1

Monster Digital Receives Requested Extension from Nasdaq Panel

SIMI VALLEY, CA, Dec. 11, 2017 (GLOBE NEWSWIRE) -- Monster Digital, Inc. (MSDI) (the “Company” or “Monster Digital”) announced today that on December 11, 2017, it was notified by The NASDAQ Stock Market LLC ("Nasdaq") that the Nasdaq Hearings Panel (the "Panel") granted the Company's request for continued listing on Nasdaq pursuant to an extension through January 3, 2018. The January 3rd date is the outside date for the closing of the Company’s proposed reverse merger with Innovate Biopharmaceuticals, Inc. (“Innovate”). The Panel’s granting of the Company’s request for continued listing was subject to the condition that on or before January 3, 2018, the Company must inform the Panel that it has received approval of the combined company’s initial listing application from Listing Qualifications Staff and closed the reverse merger with Innovate.

The Panel's determination follows an in-person hearing before the Panel attended by representatives of each of Monster Digital and Innovate. At the hearing, the Panel considered whether to allow Monster Digital as a non-compliant company to remain listed while it works toward the reverse merger. The Panel determined that based on the pro-forma balance sheet and representations of the Company and Innovate regarding the status of capital raising efforts, it appeared that the post-merger entity will meet the quantitative requirements for listing on the Nasdaq Capital Market by the time it closes the transaction. In order to fully comply with the terms of this exception, the combined company must be able to demonstrate compliance with all requirements for continued listing on The Nasdaq Stock Market. In the event the combined company is unable to do so, the Company’s securities may be delisted from The Nasdaq Stock Market.

About Monster Digital, Inc.

Monster Digital develops, markets and distributes Monster-branded products for use in high-performance consumer electronics, mobile products and computing applications. The Company designs and engineers premium action sports cameras and accessories, in addition to advanced data storage and memory products for professionals and consumers.

Monster Digital is a registered trademark of Monster Products, Inc. in the U.S. and other countries.

For more information about the company, please visit http://www.monsterdigital.com

Forward-Looking Statements:

Some of the statements in this press release are "forward-looking" and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of risks and uncertainties including the timing and outcome of any NASDAQ decision with respect to our requests; our inability to take other actions to regain compliance with the NASDAQ stockholders’ equity requirement; and our inability to maintain compliance with other NASDAQ Capital Market listing requirements. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release, including, among other things, our ability to obtain and maintain regulatory approval for our products; plus other factors described under the heading "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, or described in our other public filings. Our results may also be affected by factors of which we are not currently aware. The forward-looking statements in this press release speak only as of the date of this press release. Monster Digital expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Contact:

Contacts:
Monster Digital, Inc.
David Olert, CFO
dolert@monsterdigital.com

Investors:
PCG Advisory
Vivian Cervantes
646-863-6274
vivian@pcgadvisory.com